Exhibit 4.6

THE WARRANT REPRESENTED HEREBY AND THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE (THE “LAWS”) AND CANNOT BE SOLD OR TRANSFERRED UNLESS AND UNTIL (I) THEY ARE SO REGISTERED UNDER THE ACT OR THE LAWS OR (II) THE HOLDER FURNISHES THE COMPANY WITH AN OPINION OF COUNSEL, WHICH OPINION IS ACCEPTABLE TO THE COMPANY, SUCH ACCEPTANCE NOT TO BE UNREASONABLY WITHHELD, DELAYED OR CONDITIONED, THAT REGISTRATION UNDER THE ACT OR THE LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED SALE OR TRANSFER.

UNIPRO Financial Services, Inc.

WARRANT TO PURCHASE [] SHARES OF COMMON STOCK

October 26, 2006	Warrant No. WPP

For value received, UNIPRO Financial Services, Inc. a Florida corporation (the “Company”), hereby certifies that , or its registered transferees, successors or assigns (each person or entity holding all or part of this Warrant being referred to as a “Holder”), is the registered holder of warrants to subscribe for and purchase [            ] shares (as adjusted pursuant to Section 3 hereof, the “Warrant Shares”) of the fully paid and nonassessable Common Stock, $0.001 par value per share (the “Common Stock”), of the Company, at a purchase price per share initially equal to $3.25 (the “Exercise Price”) on or before, 5:00 P.M., Eastern Time, on October 26, 2011 (the “Expiration Date”), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, the term “Business Day” means any day other than a Saturday or Sunday on which commercial banks located in New York, New York are open for the general transaction of business. Reference is hereby made to the Company’s Amended and Restated Certificate of Incorporation, as amended from time to time (the “Certificate of Incorporation”).

This Warrant (the “Warrant”) is being issued to the initial Holder in connection with, and in partial consideration for services rendered by the initial Holder as placement agent for, the Company’s offering (the “Offering”) of shares of the Company’s Common Stock and Warrants.

Section 1. Exercise.

(a) Method of Exercise; Payment; Issuance of New Warrant.

(i) Subject to the provisions hereof, the Holder may exercise this Warrant, in whole or in part and from time to time, by the surrender of this Warrant (with the Notice of Exercise attached hereto as Appendix A duly executed) at the principal office of the Company, or such other office or agency of the Company as it may reasonably designate by written notice to the Holder, during normal business hours on any Business Day, and the payment by the Holder by cash, certified check payable to the Company or wire transfer of immediately available funds to an account designated to the exercising Holder by the Company of an amount equal to the then applicable Exercise Price multiplied by the number of Warrant Shares then being purchased, or in the event of a cashless exercise pursuant to Section 1(b) below, with the Net Issue Election Notice attached hereto as Appendix B duly executed and completed. On the date on which the Holder shall have satisfied in full the Holder’s obligations set forth herein regarding an exercise of this Warrant (provided such date is prior to the Expiration Date), the Holder (or such other person or persons as directed by the Holder) shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on such date.

(ii) In the event of any exercise of the rights represented by this Warrant, certificates for the whole number of shares of Common Stock so purchased shall be delivered to the Holder (or such other person or persons as directed by the Holder) as promptly as is reasonably practicable (but not later than three (3) Business Days) after such exercise at the Company’s expense, and, unless this Warrant has been fully exercised, a new Warrant representing the number of whole Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder as soon as reasonably practicable thereafter (but not later than three (3) Business Days) after such exercise.

(b) Cashless Right to Convert Warrant into Common Stock. In addition to and without limiting the rights of the Holder hereof under the terms of this Warrant, if the Common Stock is then listed on a national stock exchange or is included in The Nasdaq Stock Market, Inc. (“Nasdaq”), the Over-the-Counter Bulletin Board or the “pink sheets”, then the Holder may elect to receive, without the payment by the Holder of the Exercise Price, Warrant Shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant (or such portion of this Warrant being so exercised) together with the Net Issue Election Notice annexed hereto as Appendix B duly executed and completed, at the office of the Company, or such other office or agency of the Company as it may reasonably designate by written notice to the Holder, during normal business hours on any Business Day. Thereupon, the Company shall issue to the Holder such number of fully paid, validly issued and nonassessable Warrant Shares, as is computed using the following formula:

X= Y(A-B)

    A

where

X = the number of shares of Common Stock to be issued to the Holder (or such other person or persons as directed by the Holder) upon such exercise of the rights under this Section 1(b)

Y = the total number of shares of Common Stock covered by this Warrant which the Holder has surrendered for cashless exercise

A = the “Fair Market Value” of one share of Common Stock on the date that the Holder delivers the Net Issue Election Notice to the Company as provided herein

B = the Exercise Price in effect under this Warrant on the date that the Holder delivers the Net Issue Election Notice to the Company as provided herein

For purposes of this Section 1(b), the “Fair Market Value” of a share of Common Stock as of a particular date (the “Valuation Date”) shall mean the following: (w) if the Common Stock is then listed on a national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date, provided that if such stock has not traded in the prior ten (10) trading sessions, the Fair Market Value shall be the average closing price of one share of Common Stock in the most recent ten (10) trading sessions during which the Common Stock has traded; (x) if the Common Stock is then included in Nasdaq, the closing sale price of one share of Common Stock on Nasdaq on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low ask price quoted on Nasdaq as of the end of the last trading day prior to the Valuation Date, provided that if such stock has not traded in the prior ten (10) trading sessions, the Fair Market Value shall be the average closing price of one share of Common Stock in the most recent ten (10) trading sessions during which the Common Stock has traded; (y) if the Common Stock is then included in the Over-the-Counter Bulletin Board, the closing sale price of one share of Common Stock on the Over-the-Counter Bulletin Board on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low ask price quoted on the Over-the-Counter Bulletin Board as of the end of the last trading day prior to the Valuation Date, provided that if such stock has not traded in the prior ten (10) trading sessions, the Fair Market Value shall be the average closing price of one share of Common Stock in the most recent ten (10) trading sessions during which the Common Stock has traded, or (z) if the Common Stock is then included in the “pink sheets”, the closing sale price of one share of Common Stock on the “pink sheets” on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low ask price quoted on the “pink sheets” as of the end of the last trading day prior to the Valuation Date, provided that if such stock has not traded in the prior ten (10) trading sessions, the Fair Market Value shall be the average closing price of one share of Common Stock in the most recent ten (10) trading sessions during which the Common Stock has traded.

Section 2. Reservation of Shares; Stock Fully Paid. The Company shall keep reserved a sufficient number of shares of the authorized and unissued shares of Common Stock to provide for the exercise of the rights of purchase represented by this Warrant in compliance with its terms. All Warrant Shares issued upon exercise of this Warrant shall be, at the time of delivery of the certificates for such Warrant Shares upon payment in full of the Exercise Price therefor in accordance with the terms of this Warrant (or proper exercise of the cashless exercise rights contained in Section 1(b) hereof), duly authorized, validly issued, fully paid and nonassessable shares of Common Stock. The Company shall, during all times prior to the Expiration Date when the shares of Common Stock issuable upon the exercise of this Warrant are authorized for listing or quotation on any national securities exchange (or Nasdaq, the Over-the-Counter Bulletin Board or the “pink sheets”, as the case may be), keep the shares of Common Stock issuable upon the exercise of this Warrant authorized for listing or quotation on such national securities exchange (or Nasdaq, the Over-the-Counter Bulletin Board or the “pink sheets”, as the case may be).

Section 3. Adjustments and Distributions. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall each, in certain instances, be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares, then the number of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price in effect immediately prior to the date upon which such change shall become effective shall be proportionally adjusted by the Company so that the Holder thereafter exercising this Warrant shall be entitled to receive the number of shares of Common Stock which the Holder would have received if this Warrant had been exercised immediately prior to such event upon payment of an Exercise Price that has been proportionally adjusted to reflect such event. Such adjustments shall be made successively whenever any event listed above shall occur.

(b) If any recapitalization, reclassification or reorganization of the capital stock of the Company (other than a change in par value or a subdivision or combination as provided for in Section 3(a) above) shall be effected in such a manner (including, without limitation, in connection with any consolidation or merger), that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (a “Reorganization”), then, as a result of such Reorganization, the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) upon the proper exercise of this Warrant, such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In the event of any Reorganization, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Warrant Shares) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The provisions of this Section 3(b) shall similarly apply to successive Reorganizations.

(c) If any sale, transfer or other disposition (other than the granting of liens and/or security interests) of all or substantially all of the Company’s assets to another entity shall be effected, then, the Holder shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) upon the proper exercise of this Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of this Warrant, had such sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made by the Company with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Exercise Price and of the number of Warrant Shares) shall thereafter be applicable, as nearly equivalent as may be practicable, in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise hereof.

(d) In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock of evidences of indebtedness or assets (other than dividends or distributions referred to in Section 3(a) hereof), or subscription rights or warrants, the Exercise Price to be in effect after such payment date shall be determined by multiplying the Exercise Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the fair market value per share of Common Stock immediately prior to such payment date, less the fair market value of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants (in each case, as such fair market value is determined in good faith by the Board of Directors of the Company (the “Board”)), and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such fair market value per share of Common Stock immediately prior to such payment date. Such adjustment shall be made successively whenever such a payment date is fixed. In the event that any dividend or distribution for which this Section 3(d) would require an adjustment is not so paid or made, the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such dividend or distribution had not been declared.

(e) In the event that, as a result of an adjustment made pursuant to this Section 3, the Holder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

(f) Notice of Adjustments. With each adjustment pursuant to this Section 3, the Company shall deliver a certificate signed by its chief financial or executive officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and the number of Warrant Shares purchasable hereunder after giving effect to such adjustment, which shall be mailed by first class mail, postage prepaid to the Holder.

Section 4. Transfer Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for

Warrant Shares in a name other than that of the registered holder of this Warrant in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid.

Section 5. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution, and upon cancellation, of the mutilated Warrant, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of this Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

Section 6. Fractional Shares. In lieu of any fractional shares of Common Stock that may be issuable in connection with any exercise or cashless exercise hereunder, the Company may elect to make a cash payment therefor to the Holder (or such other person or persons as directed by the Holder) based on the fair market value of a share of Common Stock (as determined in good faith by the Board) as of the date of exercise or cashless exercise of this Warrant.

Section 7. Compliance with Securities Act and Legends. The Holder, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof, are being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Warrant, or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, as amended, or any state’s securities laws. All shares of Common Stock issued upon exercise of this Warrant (unless registered under the Securities Act of 1933) shall be stamped or imprinted with a legend as follows:

THIS SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE (THE “LAWS”) AND CANNOT BE SOLD OR TRANSFERRED UNLESS AND UNTIL (I) THEY ARE SO REGISTERED UNDER THE ACT OR THE LAWS OR (II) THE HOLDER FURNISHES THE COMPANY WITH AN OPINION OF COUNSEL, WHICH OPINION IS ACCEPTABLE TO THE COMPANY, SUCH ACCEPTANCE NOT TO BE UNREASONABLY WITHHELD, DELAYED OR CONDITIONED, THAT REGISTRATION UNDER THE ACT OR THE LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED SALE OR TRANSFER.

Section 8. Rights as a Stockholder. No Holder, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of the directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

Section 9. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the then current Holder, and such change, waiver, discharge or termination shall be binding on any future Holder.

Section 10. Notices. Unless otherwise specifically provided herein, all communications under this Warrant shall be in writing and shall be deemed to have been duly given (a) on the date personally delivered to the party to whom notice is to be given, (b) on the day of transmission if sent by facsimile transmission to a number provided to a party specifically for such purposes and the sending party receives confirmation of the completion of such transmission, (c) on the Business Day after delivery to Federal Express or similar overnight courier which utilizes a written form of receipt, or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to each such Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant. Any party hereto may change its address for purposes of this Section 10 by giving the other party written notice of the new address in the manner set forth herein.

Section 11. Descriptive Headings. The descriptive headings contained in this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

Section 12. Governing Law. The validity, interpretation and performance of this Warrant shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such State, regardless of the law that might be applied under principles of conflicts of law. The Company and, by accepting this Warrant, the Holder, each irrevocably submits to the exclusive jurisdiction of the state and federal courts located in New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 13. Acceptance. Receipt of this Warrant by the Holder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

Section 14. No Impairment of Rights. The Company will not, by amendment of its Certificate of Incorporation or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against material impairment.

Section 15. Assignment. A Holder may transfer its rights hereunder, in whole or in part, to any other person provided that written notice is given to the Company of any such transfer and such transfer is in accordance with applicable law, including the securities laws. Upon receipt by the Company of notice by a Holder of a permissible transfer of any portion of this Warrant in accordance with the terms hereof, the Company shall promptly deliver to such transferee a Warrant in the form hereof exercisable for the number of Warrant Shares the right of which to purchase has been transferred.

Section 16. Registration Rights. The initial Holder is entitled to the benefit of certain registration rights in respect of the Warrant Shares as provided in the agreements, including, but not limited to, the Registration Rights Agreement, the Company entered into in connection with the Offering, and any subsequent Holder hereof shall be entitled to such rights.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized.

UNIPRO Financial Services, Inc.

By:
Name:	John Vogel
Title:	President

Address:	XXXXXXXXXXXXXX
XXXXXXXXXXXXXX
Attention: Chief Executive Officer

APPENDIX A

NOTICE OF EXERCISE

To:	UNIPRO Financial Services, Inc.

1. The undersigned hereby irrevocably elects to purchase [            ] shares of Common Stock of UNIPRO Financial Services, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the aggregate Exercise Price of such shares in full, by [cash, certified check/wire transfer, or surrender of the originally executed Warrant] [select the applicable method of payment].

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

                                          (Signature)

                         (Date)

3. Please issue a new Warrant of equivalent form and tenor for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

Date:
(Warrantholder)
Name: (Print)
By:

APPENDIX B

Net Issue Election Notice

To:	UNIPRO Financial Services, Inc.

Date: [                        ]

The undersigned hereby elects under Section 1(b) of this Warrant to surrender the right to purchase [            ] shares of Common Stock pursuant to this Warrant and hereby requests the issuance of [            ] shares of Common Stock. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

Signature

Name for Registration

Mailing Address

Please issue a new Warrant of equivalent form and tenor for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

Date:
(Warrantholder)
Name: (Print)
By: